EXHIBIT 99.1

At Fenix Parts:
Scott Pettit
Chief Financial Officer
scottpettit@fenixparts.com

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Fenix Parts Files Second Quarter 2016 Form 10-Q
Company Receives Nasdaq Listing Letter; To Request Hearing

Second Quarter 2016 Highlights

•
Net revenues increased sequentially by 6% to $34.2 million, compared to first quarter 2016 net revenues of $32.2 million, and increased by 7% compared to combined pro forma net revenues for the second quarter of 2015 of $32.0 million

•	Revenue improvement driven by growth in parts sold to repair shop customers and higher commodity sales

•	Gross Profit Margin of 39.4% as reported; 40.6% net of amortization of acquired inventory mark up of $0.5 million

•	Net Income of $1.4 million, with Operating Income of $1.5 million and Adjusted Operating Income of $2.2 million as reflected in the Non-GAAP Reconciliation table below

WESTCHESTER, IL - February 21, 2017 - Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced second quarter 2016 results.

Net Revenues
Consolidated net revenues of Fenix Parts were $34.2 million for the second quarter of 2016 compared to $32.2 million in the first quarter of 2016 and $32.0 million on a combined pro forma basis in the second quarter of 2015. Sales of recycled OEM products were $28.8 million for the second quarter of 2016, up from $28.2 million in the first quarter of 2016 and $27.4 million on a combined pro forma basis in the second quarter of 2015, including sales contributed by Ocean County, Butler and Tri-City (acquired during the second half of 2015) during both comparative periods. Sales from other ancillary products, representing the sale of commodities including scrap metal, were $5.4 million in the second quarter of 2016 compared to $4.0 million in the first quarter of 2016 and $4.6 million in the second quarter of 2015 on a combined pro forma basis. Sales from the Company’s Canadian operations were $3.8 million in the second quarter of 2016 compared to $3.1 million for the first quarter of 2016 and $3.8 million in the second quarter of 2015.

The following table provides a breakdown of net revenues to show the impact of parts sales, foreign operations, subsequent acquisitions and commodities for the second quarter of 2016 compared to the first quarter of 2016 and combined pro forma revenue for the second quarter of 2015:

Fenix Parts Net Revenue Summary (in $US, millions)

	Second Quarter (Unaudited)	First Quarter (Unaudited)	Second Quarter (Unaudited)
	2016 Reported	2016 Reported	2015 Pro Forma
Recycled OE parts and related products
US locations - Founding Companies	$22.8	$22.4	$20.6
Canadian locations	3.8	3.1	3.8
Subsequently acquired US locations	7.8	7.1	6.7
Gross parts revenue	34.4	32.6	31.1
Other ancillary products (including scrap metal)	5.4	4.0	4.6
Intercompany sales eliminations	(5.6)	(4.4) **	(3.7)
Net revenue	$34.2	$32.2*	$32.0
* Subsequent to reporting First Quarter 2016 results, the Company determined that an additional $0.6 million in intercompany sales should have been eliminated in consolidation. This omission, which has been corrected in the table above, also impacts Cost of Goods Sold, but has no impact on Gross Profit or Net Income.

Kent Robertson, CEO of Fenix Parts, said, “The Company’s revenues improved in the second quarter of 2016 and were the highest quarterly total that we have achieved in our brief history, as we experienced growth in parts sold to repair shop customers and increased commodity revenue. The higher revenues and improved pricing for scrap metals also led to sequential improvement in Adjusted Operating Income.”

Operating Income
Reported Operating Income for the second quarter of 2016 was $1.5 million. After net adjustments of $0.7 million for the period, Adjusted Operating Income was $2.2 million for the second quarter of 2016. The adjustments, and their effect on reported Operating Income, is demonstrated in the Non-GAAP Reconciliation Table below:

•	Amortization of the remaining fair market value mark up adjustment of acquired inventory was $0.5 million during the second quarter;

•	Depreciation and amortization expense was $1.4 million during the second quarter, including $0.3 million allocated to Cost of Goods Sold;

•	Share-based compensation attributable to equity awards was $0.8 million for the second quarter;

•	The non-cash portion of rent expense was $0.2 million for the second quarter, primarily due to the straight lining of rent expense;

•	A reduction in the expected payout of contingent consideration was $3.0 million in the second quarter;

•	A reduction in indemnification receivable of $0.4 million in the second quarter; and

•	Deferral of revenue related to warranties increased in the second quarter by $0.4 million.

Fenix Parts Inc.
Non-GAAP Reconciliation (in $US, millions)

Second Quarter
2016
Operating income	$1.5
Amortization of acquired inventory fair value mark up	0.5
Depreciation and amortization	1.4
Share-based compensation expense	0.8
Non-cash rent expense	0.2
Change in the estimated fair value of contingent consideration liabilities	(3.0)
Reduction in indemnification receivable	0.4
Deferred warranty	0.4
Adjusted operating income	$2.2

While included in non-cash items on the Company’s statement of cash flows for the current period, several items above, such as settlement of contingent consideration liabilities, could have a cash flow impact in the future.

The Company’s reported results were impacted by audit, legal and other professional service fees of $1.2 million in the second quarter of 2016, as compared to $2.2 million of these costs in the first quarter of 2016 and $9.1 million during the year ended December 31, 2015.

For additional information regarding the items mentioned above, please see the notes to the condensed consolidated financial statements and MD&A sections of the Company’s Form 10-Q filing for the quarter ended June 30, 2016.

Delay In Filing Second Quarter Results
As previously announced, the Company changed its independent registered public accounting firm in July 2016, and the Company’s Quarterly Report on Form 10-Q for the second quarter of 2016 was delayed in order to complete quarterly review and first-time-through procedures. This delay was largely attributable to the complexity of accounting for the Company’s multiple business combinations, the coordination of the transition of responsibilities between the Company’s prior and new independent registered public accounting firms, and the application of additional audit procedures on purchase accounting and inventory valuation following the Company’s receipt of a subpoena from the Chicago

Regional Office of the SEC in September 2016 requiring the production of various documents. Those requested documents were all provided to the SEC in December 2016 and January 2017.

During the course of the review of second quarter financial results, certain immaterial errors in reporting first quarter 2016 results were detected and corrected, as explained in Note 2 of notes to the unaudited condensed consolidated financial statements in the Form 10-Q. None of these items impacted the financial results previously reported for the year ended December 31, 2015.

Mr. Robertson added, “The Company has expended a great deal of money, time, effort and resources working to complete our 2016 second quarter 10-Q filing. This process took considerably longer than anticipated. As expected, the review reaffirmed our historic financial reporting in all material respects and we are currently working diligently, in conjunction with our audit firm, to complete the third quarter and annual filings.”

Subsequent Operating Results and Default Under Credit Facility
The Company’s failure to file its second and third quarter reports on a timely basis and its failure to comply with certain financial covenants as of June 30, 2016 and September 30, 2016, have triggered defaults under the Credit Facility with BMO Harris Bank N.A. as discussed in more detail below and in Note 4 of notes to the condensed consolidated financial statements in the Company’s Form 10-Q filing for the quarter ended June 30, 2016. As a result, the Company is required to reflect all of its Credit Facility debt of approximately $22 million (before capitalized debt issuance costs) as a current liability in the attached balance sheet as of June 30, 2016.

The Company’s failure to comply with the Credit Facility’s financial covenants as of June 30, 2016 and September 30, 2016 was due primarily to (i) lower asset values as a result of reductions during 2016 to the aggregate estimated fair value of acquired inventory, which reduced the Company’s borrowing base, (ii) limits on certain non-cash adjustments to calculate EBITDA for covenant compliance, and (iii) lower than forecasted EBITDA during the third quarter of 2016 because of a decline of approximately 5% in quarterly net revenues (as compared to a Company record level of net revenues for the quarter ended June 30, 2016) and higher operating expenses, including significant accounting, legal and other fees primarily as a result of the transition to a new public accounting firm beginning in July 2016 and the previously reported SEC inquiry. Management has been and remains highly focused on maximizing cash flows from operations and, to the extent possible, minimizing the cost of outsourced professional fees. Scrap metal prices, which declined by more than 20% on average from the second to the third quarter of 2016, have increased since September 30, 2016, and the Company’s expectation is that the current high level of professional fees should decline after the first quarter of 2017.

The Company’s Board of Directors and management continue to evaluate alternative strategies and capital structures, but there are no guarantees these discussions or negotiations will be successful. If the Company is unable to reach agreement with its lender, obtain waivers, find acceptable alternative financing or obtain equity contributions, its lender could elect to declare some or all of the amounts outstanding under the Credit Facility to be immediately due and payable. If this happens, the Company does not currently have sufficient liquidity to pay the then current portion of the Credit Facility. In addition, the Company has significant obligations under contingent consideration agreements related to certain acquired companies, and it will need access to additional credit to be able to satisfy these obligations. As a result of the above, substantial doubt exists regarding the ability of the Company to continue as a going concern.

Nasdaq Listing
On February 14, 2017, the Company received a determination letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising that, because the Company remains noncompliant with requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) due to the Company’s delay in filing the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016 with the U.S. Securities and Exchange Commission (the “SEC”), trading of the Company’s common stock is subject to suspension and the stock is subject to delisting, unless the Company requests a hearing before a Hearings Panel (the “Panel”) pursuant to the procedures set forth in Nasdaq listing rules. The Company has now filed its quarterly report as of June 30, 2016 and intends to timely request a hearing before the Panel, at which the Company will present its plan to achieve compliance with the Rule. A hearing request will automatically stay the suspension and delisting of the Company’s common stock for a period of 15 days. The stay may be extended at the option of Nasdaq upon the Company’s request. Concurrent with the hearing request, the Company intends to ask the Panel for an extension pending the issuance of the Panel’s decision following the hearing.

Under the Nasdaq Listing Rules, the Panel may, in its discretion, determine to continue the Company’s listing pursuant to an exception for a maximum of 180 calendar days from the date of the Nasdaq delisting notice. There can be no assurance that the Panel will grant the Company an extension of time to achieve compliance with the Rule.

Outlook
Mr. Robertson commented, “Continued high professional fees and the inability to borrow under our existing credit facility have put a strain on our liquidity. We are working through these challenges and remain focused on executing our business plan.”

Company management will not be hosting a conference call to discuss second quarter 2016 results. However, the Company plans to host a conference call after filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which it expects to complete in the near future.

About Fenix Parts
Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in 2014 to create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Fenix companies have been in business an average of more than 25 years and currently operate from 16 locations throughout the Eastern U.S. and in Ontario, Canada.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Use of Non-GAAP Financial Measures
Fenix Parts, Inc. provides investors with the non-GAAP financial measure of adjusted operating income (loss) in addition to the traditional GAAP operating performance measure of operating income (loss) as part of its overall assessment of its performance. A reconciliation of operating income (loss) to adjusted operating income (loss) is included in the table above.

Fenix Parts, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,243	$2,827
Accounts receivable, net of allowance $426 and $460	6,968	6,834
Inventories, net	33,227	38,892
Prepaid expenses and other current assets	911	545
Total current assets	42,349	49,098
Property and equipment	13,860	13,103
Accumulated depreciation and amortization	(2,570)	(1,494)
Property and equipment, net	11,290	11,609
Goodwill	37,575	76,812
Intangible assets, net	34,313	33,786
Indemnification receivables	2,562	5,078
Other non-current assets	3,481	3,455
TOTAL ASSETS	$131,570	$179,838

LIABILITIES
Current liabilities:
Accounts payable	$3,700	$3,456
Accrued expenses	2,361	2,847
Contingent consideration liabilities - current	8,972	9,345
Current debt under credit facility, net of issuance costs	21,673	793
Other current liabilities	2,164	1,728
Total current liabilities	38,870	18,169
Deferred warranty revenue, net of current portion	435	227
Long-term related party obligations, net of current portion	1,086	2,071
Long-term debt under credit facility, net of current portion	0	19,645
Contingent consideration liabilities, net of current portion	0	6,085
Deferred income tax liabilities	11,784	15,624
Reserve for uncertain tax positions	3,075	5,733
Other non-current liabilities	2,862	2,500
Total non-current liabilities	19,242	51,885
TOTAL LIABILITIES	58,112	70,054

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $0.001 par value; 30,000,000 shares authorized; 19,956,907 and 19,926,868 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	20	20
Additional paid-in capital	138,424	136,398
Accumulated other comprehensive loss	(2,630)	(4,247)
Accumulated deficit	(70,756))	(30,787))
Total Fenix Parts, Inc. shareholders’ equity before noncontrolling interest	65,058	101,384
Noncontrolling interest	8,400	8,400
Total shareholders’ equity	73,458	109,784
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,570	$179,838

Fenix Parts, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2016	2015	2016	2015
Net revenues	$34,234	$11,471	$66,416	$11,471
Cost of goods sold	20,760	10,008	37,842	10,008
Gross profit	13,474	1,463	28,574	1,463
Selling, general and administrative expenses	12,241	6,764	24,605	6,713
Outside service and professional fees	1,156	864	3,341	3,413
Depreciation and amortization	1,155	709	2,362	709
Change in fair value of contingent consideration liabilities	(2,977)	809	(6,982)	809
Change in indemnification receivable	427	0	2,516	0
Goodwill impairment	0	0	45,300	0
Operating income (loss)	1,472	(7,683))	(42,568))	(10,181))

Interest expense	(500)	(22)	(755)	(22)
Other income (expense), net	151	(1,573)	243	(1,704)
Income (loss) before income tax benefit	1,123	(9,278)	(43,080)	(11,907)
Benefit for income taxes	(270)	(5,304)	(3,111)	(5,304)
Net income (loss)	$1,393	$(3,974)	$(39,969)	$(6,603)

Earnings (loss) per share available to common shareholders:
Basic	$0.07	$(0.33)	$(1.92)	$(0.91)
Diluted	$0.07	$(0.33)	$(1.92)	$(0.91)

Weighted average common shares outstanding:
Basic	19,799,664	11,388,524	19,732,005	7,003,537
Diluted	19,971,437	11,388,524	19,732,005	7,003,537

Dividends paid	$0.00	$0.00	$0.00	$0.00

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

Net income (loss)	$1,393	$(3,974)	$(39,969)	$(6,603)
Foreign currency translation adjustment	(9)	(705)	1,617	(705)
Net comprehensive income (loss)	$1,384	$(4,679)	$(38,352)	$(7,308)